Exhibit 4.8

Execution Version

AMENDMENT AGREEMENT

dated 9 May 2012

to a

USD 800,000,000

SENIOR SECURED CREDIT FACILITY AGREEMENT

originally dated 15 April 2011

for

Drillships Holdings Inc.

as Borrower

arranged by

The banks and financial institutions named therein

as Mandated Lead Arrangers

provided by

The banks and financial institutions named  therein

as Lenders

and

Nordea Bank Finland Plc., London Branch
as Agent

Bugge, Arentz-Hansen & Rasmussen
www.bahr.no

SCHEDULE I Conditions Precedent to the Effective Date

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THIS FIRST AMENDMENT AGREEMENT (the "Amendment Agreement") is dated on 9 May 2012 and made between:

(1)	Drillships Holdings Inc., of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands, MI196960, registration no. 25319 (the "Borrower");

(2)	The Guarantors listed in Schedule 2 to the Facility Agreement (each a "Guarantor")

(3)	The banks and financial institutions listed in Schedule 1 to the Facility Agreement, as original commercial lenders (together, the "Commercial Lenders");

(4)	Eksportfinans ASA of Dronning Maudsgate 15, Vika, N-0250 Oslo, Norway, org. no. 816 521 432 ("Eksportfinans", together with the Commercial Lenders, the "Lenders")

(5)	The Bookrunners as listed in the Facility Agreement ("Bookrunners");

(6)	The Mandated Lead Arrangers as listed in the Facility Agreement ("Mandated Lead Arrangers");

(7)	Deutsche Bank AG Filiale Deutschlandgeschaft as co-arranger (the "Co-Arranger"); and

(8)	Nordea Bank Finland Plc., London Branch of 8th Floor, City Place House, 55 Basinghall Street, London EC2V 5NB, United Kingdom as facility agent (the "Agent").

WHEREAS

(A)
Pursuant to a certain senior secured credit facility agreement dated 15 April 2011 between, among others, the Borrower, the Guarantors, the Agent and the Lenders (the "Facility Agreement"), the Lenders have agreed to make available a credit facility up to USD 800,000,000 to the Borrower subject to the terms and conditions set out therein.

(B)	Pursuant to a request dated 22 February 2012, the Borrower has requested that certain provisions in the Facility Agreement be amended.

NOW THEREFORE IT IS AGREED as follows:

1.            INTERPRETATION

Terms and definitions used in this Amendment Agreement shall have the same meaning as set out in the Facility Agreement unless otherwise defined herein.

2.            CONDITIONS PRECEDENT

Clause 3 (Amendments to the Facility Agreement) of this Amendment Agreement shall become effective on the date the Agent has notified the Borrower that it has received all of the documents set out in Schedule 1 (Conditions Precedent) hereto in a form and substance satisfactory to the Agent on behalf of the Lenders (the "Effective Date").

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3.           AMENDMENTS TO THE FACILITY AGREEMENT

3.1	With effect from the Effective Date, DryShips Inc. will be released as a Guarantor and Obligor pursuant to the Facility Agreement, and be deleted from Schedule 2 Part I of the Facility Agreement.

3.2	With effect from the Effective Date, the definition of Guarantors will be deleted in its entirety and replaced with the following:

"'Guarantors' means the guarantors listed in Part I of Schedule 2 (Guarantors and Collateral Units), being Ocean Rig UDW Inc,, Drillship Hydra Shareholders Inc., Drillship Paros Shareholders Inc., Drillship Hydra Owners Inc. and Drillship Paros Owners Inc."

3.3	With effect from the Effective Date, the definition of Ocean Rig Obligors will be deleted in its entirety and replaced with the following:

"'Ocean Rig Obligors' means the Obligors, and an Ocean Rig Obligor means any of them."

3.4	With effect from the Effective Date, the definition of Permitted Holders will be deleted in its entirety and replaced with the following:

"'Permitted Holders' means George Economou, his direct lineal descendants, the personal estate of any of the aforementioned persons and any trust created for the benefit of one or more of the aforementioned persons and their estates or beneficially majority owned or controlled corporations, and (ii) Dryships Inc."

3.5	With effect from the Effective Date, the definition of Shareholder Guarantor will be deleted in its entirety.

3.6
With effect from the Effective Date, Clause 21.2 (Compliance Certificate) (b), Clause 23 (Financial Covenants for the Shareholder Guarantor), Clause 26.6 (Cross default) (c), Clause 26.7 (Insolvency) (b) and Schedule 5 Part II will be deleted in its entirety.

3.7	With effect from the Effective Date, Clause 20.17 (Ownership) (c) will be deleted in its entirety and be replaced by the following:

"(c)	DryShips Inc. owns as of the date of this Agreement 65.2 % of the shares and the ownership interests in Ocean Rig UDW Inc. as described in Schedule 8 (Corporate Structure) hereto."

3.8	With effect from the Effective Date, Clause 22.1 (Minimum Cash and Cash Equivalent) will be deleted in its entirety and replaced with the following:

"22.1    Minimum Cash and Cash Equivalent

Save as set out in clause 24.13 (Dividends), Ocean Rig UDW Inc. and the Borrower undertake that the Cash and Cash Equivalent of:

(a) the Ocean Rig Group will not at any time fall below USD 100,000,000; and

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(b) the Borrower will not at any time fall below USD 50,000,000."

3.9	With effect from the Effective Date, Clause 24.13 (Dividends) will be deleted in its entirety and replaced with the following:

"24.13 Dividends

(a) The Borrower and Ocean Rig UDW Inc. may buy-back its own common stock:

(b) the Borrower may pay dividends to its shareholders; and

(c) Ocean Rig UDW Inc. may only pay dividends (or make any other distributions to its shareholders) up to 50% of its net income of each previous financial year;

provided always that:

(i)	immediately following such payment or distribution or buy-back of stock the holding of Cash and Cash Equivalent and restricted cash of the Ocean Rig Group shall be no less than USD 200,000,000; and

(ii)
the Agent be provided with evidence by way of cash flow forecasts that the USD 200,000,000 minimum holding of Cash and Cash Equivalent and restricted cash of the Ocean Rig Group will be maintained for a period of at least twelve (12) months from the date of distribution of such dividend, such cash flow forecasts to include (i) all committed payments in relation to capital expenditures, (ii) scheduled repayment of debt and (iii) scheduled debt drawdowns under committed facilities."

3.10	With effect from the Effective Date, Clause 26.2 (Financial Covenants and Insurance) will be deleted in its entirety and replaced with the following:

"26.2 Financial Covenants and Insurance

Any requirement in Clause 22 (Financial Covenants for the Ocean Rig Group) and/or Clause 25.3 (Insurance) is not satisfied."

3.11	If, in the reasonable opinion of the Agent (on behalf of the Lenders):

(a)
any amendments to the Drillship Kithira Owners Inc. facility agreement entered into on 18 July 2008 and the Drillship Skopelos Owners Inc. facility agreement entered into on 18 July 2008, both with Deutsche Bank as Agent (the "Deutsche Bank Facilities") corresponding to the amendments contemplated by this Amendment Agreement are more favourable to the lenders than the amendments incorporated in this Amendment Agreement; or

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(b)
any amendments that are favourable to the lenders, including an increase in the applicable margin, are incorporated in the Deutsche Bank Facilities due to amendments to the Deutsche Bank Facilities that are similar to the amendments incorporated in this Amendment Agreement, then corresponding amendments shall be incorporated in the Facility Agreement on equal basis. Such amendments (including any increase of the Applicable Margin) to be agreed between the Agent and the Borrower in a side letter.

3.12
Except as expressly modified by this Amendment Agreement, all terms and provisions of the Facility Agreement shall remain in full force and effect and are hereby ratified and confirmed in all respects by the Parties as if herein set forth in their entirety. All references in the Facility Agreement to "this Agreement", "hereof', "hereby", "hereto", and the like shall, from and including the Effective Date, mean the Facility Agreement as herein amended.

4.	COSTS AND EXPENSES

Clause 17 (Costs and Expenses) of the Facility Agreement shall apply to this Amendment Agreement for any costs and expenses incurred by the Agent.

5.	MISCELLANEOUS

5.1
The Obligors represent and warrant to the Agent that the representations and warranties in Clause 20 (Representations and warranties) of the Facility Agreement (as amended) remain true and correct and that no Event of Default has occurred or will occur as a consequence of the entering into of this Amendment Agreement or the compliance herewith.

5.2	This Amendment Agreement shall constitute a Finance Document.

5.3
No failure or delay by the Agent in exercising any right or remedy under any Finance Document shall operate as a waiver, and no single or partial exercise shall prevent further exercise, of any right or remedy.

5.4
If at any time any provision of this Amendment Agreement is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability or such provision under the law of any other jurisdiction shall in any way be affected or impaired.

5.5	This Amendment Agreement may be executed in any number of counterparts which when taken together shall constitute one and the same instrument.

6.	GOVERNING LAW AND JURISDICTION

This Amendment Agreement is governed by Norwegian law, with the same agreed legal venue as set out in Clause 36 (Governing law and enforcement) of the Facility Agreement.

SIGNATORIES:

The Borrower:

Drillships Holdings Inc.

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By: /s/ Geoffroy Gunet
Name:  Geoffroy Gunet
Title:  Attorney in Fact

The Guarantors:

DryShips Inc.

By: /s/ Geoffroy Gunet
Name:  Geoffroy Gunet
Title:  Attorney in Fact

Ocean Rig UDW Ind.

By: /s/ Geoffroy Gunet
Name:  Geoffroy Gunet
Title:  Attorney in Fact

Drillship Hydra Shareholders Inc.

By: /s/ Geoffroy Gunet
Name:  Geoffroy Gunet
Title:  Attorney in Fact

DrillShip Hydra Owners Inc.,

By: /s/ Geoffroy Gunet
Name:  Geoffroy Gunet
Title:  Attorney in Fact

Drillship Paros Shareholders Inc.

By: /s/ Geoffroy Gunet
Name:  Geoffroy Gunet
Title:  Attorney in Fact

Drillship Paros Owners Inc.

By: /s/ Geoffroy Gunet
Name:  Geoffroy Gunet
Title:  Attorney in Fact

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Eksportfinans:
Eksportfinans ASA

By: /s/ Sigue Reme Sand
Name: Sigue Reme Sand
Title:  Attorney in Fact

As Agent, Bookrunner and Mandated Lead Arranger:
Nordea Bank Finland Plc., London Branch

By: /s/ Sigue Reme Sand
Name: Sigue Reme Sand
Title:  Attorney in Fact

As Commercial Lender:
Nordea Bank Finland Plc., London Branch

By: /s/ Sigue Reme Sand
Name: Sigue Reme Sand
Title:  Attorney in Fact

As Commerical Lender, Mandated Lead Arranger and
Bookrunner:
ABN AMRO Bank N.W., Oslo Branch

By: /s/ Sigue Reme Sand
Name: Sigue Reme Sand
Title:  Attorney in Fact

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As Hedge Counterparty:
ABN AMRO Bank N.V.

By: /s/ Sigue Reme Sand
Name: Sigue Reme Sand
Title:  Attorney in Fact

As Commercial Lender and Mandated Lead Arranger:
DVD Bank SE Nordic Branch

By: /s/ Sigue Reme Sand
Name: Sigue Reme Sand
Title:  Attorney in Fact

As Commercial Lender and Co-Arranger:
Deutsche Bank AG Filiale Deutschlandgeschäft

By: /s/ Sigue Reme Sand
Name: Sigue Reme Sand
Title:  Attorney in Fact

As Commercial Lender:
National Bank of Greece S.A.

By: /s/ Sigue Reme Sand
Name: Sigue Reme Sand
Title:  Attorney in Fact

As Commercial Lender:
Swedbank AB (publ)

By: /s/ Sigue Reme Sand
Name: Sigue Reme Sand
Title:  Attorney in Fact

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Execution Version

SCHEDULE 1

CONDITIONS PRECEDENT TO THE EFFECTIVE DATE

1           CORPORATE AUTHORISATION

1.1           In respect of the Borrower:

(a)	Certificate of Incorporation (or similar);

(b)	By-laws (or similar);

(c)	Updated Good Standing Certificate;

(d)	Resolutions passed at a board meeting and shareholders meeting (if applicable) of the Borrower evidencing:

(i)	the approval of the terms of, and the transactions contemplated by, this Amendment Agreement;

(ii)
the authorisation of its appropriate officer or officers or other representatives to execute this Amendment Agreement and any other documents necessary for the transactions contemplated by this Amendment Agreement, on its behalf; and

(iii)
attaching certified true copies of valid proof of identity in respect of the persons signing this Amendment Agreement (and any other documents necessary for the transactions contemplated by this Amendment Agreement) on behalf of the Borrower;

(e)	Power of Attorney (notarised and legalised if requested by the Agent); and

(f)	Directors/Secretary's Certificate, certifying and attaching constitutional documents, authorisations, etc.

1.2           In respect of each of the Guarantors:

(a)	Certificate of Incorporation (or similar);

(b)	By-laws (or similar);

(c)	Updated Good Standing Certificate;

(d)	Resolutions passed at a board meeting and shareholders meeting (if applicable) of the Guarantor evidencing:

(i)	the approval of the terms of, and the transactions contemplated by, this Amendment Agreement;

(ii)
the authorisation of its appropriate officer or officers or other representatives to execute this Amendment Agreement and any other documents necessary for the transactions contemplated by this Amendment Agreement, on its behalf; and

(iii)	attaching certified true copies of valid proof of identity in respect of the persons signing this Amendment Agreement (and any other documents necessary for the

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transactions contemplated by this Amendment Agreement) on behalf of the Guarantors;

(e)	Power of Attorney (notarised and legalised if requested by the Agent); and

(f)	Directors/Secretary's Certificate, certifying and attaching constitutional documents, authorisations, etc.

2           AUTHORISATIONS

A certificate from an Officer/Director of each Obligor that no approvals, authorisations and consents are required by any government or other authorities for the Obligors and if applicable its subsidiaries to enter into and perform their obligations under any of this Amendment Agreement and all applicable waiting periods have expired without any action being taken by any competent authority which, restrains, prevents or imposes materially adverse conditions upon the Obligors to enter into and perform their obligations under this Amendment Agreement.

3           FINANCE DOCUMENTS

(a)	This Agreement;

(b)	Amendments agreements to the Mortgages; and

(c)	Any other Finance Document.

4           MISCELLANEOUS

(a)
Evidence satisfactory to the Agent that amendments corresponding to the amendments referred to in Clause 3 (Amendments to the Facility Agreement) have been or will be effected in the Deutsche Bank Facilities;

(b)	Evidence satisfactory to the Agent to enable the Agent to make the assessment referred to in Clause 3.11 of this Amendment Agreement;

(c)
Evidence that all fees, costs and expenses, as payable on or prior to the Effective Date, pursuant to the provisions in this Amendment Agreement or the request from the Borrower dated 22 February 2012, have or will be paid on its due date;

(d)	Evidence of ownership and corporate structure of the Restricted Group;

(e)	"Know your customer" documents and information required by the Lenders; and

(f)	An addendum to the GIEK Guarantee.

5           LEGAL OPINIONS

(a)	Legal opinion from Holland & Knight LLP relating to Marshall Islands law issues;

(b)	Legal opinion from Bugge, Arentz-Hansen & Rasmussen relating to Norwegian law issues; and

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(c)
Any such other favourable legal opinions in form and substance satisfactory to the Agent (on behalf of all the Finance Parties) from lawyers appointed by the Agent on matters concerning all relevant jurisdictions.

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